Exhibit 99.1

WisdomTree Announces Fourth Quarter 2022 Results – Record quarter-end AUM of $82.0 billion;

Full year inflow rate of 16% across all products

Diluted loss per share of ($0.20); Earnings per share of $0.04, as adjusted

Net flows of $5.3 billion in the quarter (highest flowing quarter since 2015)

Nine consecutive quarters of net inflows

New York, NY – (Business Wire) – February 3, 2023 – WisdomTree, Inc. (NYSE: WT), a global financial innovator, today reported financial results for the fourth quarter of 2022.

($28.3) million net loss ($7.0(1) million net income, as adjusted); see “Non-GAAP Financial Measurements” for additional information.

$35.4 million non-cash loss associated with the revaluation of deferred consideration-gold payments due to a decrease in the discount rate used to compute the present value of the annual payment obligations, as well as higher gold prices.

$82.0 billion of ending AUM, an increase of 15.7% arising from market appreciation and net inflows.

$5.3 billion of net inflows, primarily driven by inflows into our fixed income, U.S. equity and commodity products.

0.36% average advisory fee, a decrease of 2 basis points due to AUM mix shift.

$73.3 million of operating revenues, essentially unchanged from the previous quarter as higher average AUM was offset by a decline in our average advisory fee.

76.9% gross margin(1), a 0.6 point decrease from the previous quarter due to fund rebalances and recent fund launches.

16.0% operating income margin, a 4.5 point decrease compared to our operating margin of 20.5% in the prior quarter primarily due to higher expenses related to the finalization of year-end compensation and seasonal marketing and sales-related initiatives.

$0.03 quarterly dividend declared, payable on March 1, 2023 to stockholders of record as of the close of business on February 15, 2023.

Update from Jonathan Steinberg, WisdomTree CEO

“The momentum we built from last year has set the table for a very exciting 2023 for WisdomTree. We expect our solid fund performance and positioning, combined with growth in our managed models franchise, will drive another year of strong organic growth. Additionally, we remain excited and focused on launching WisdomTree Prime™ and anticipate the platform will be available in app stores in Q2, enabling many users across the U.S. to build holistic portfolios from our suite of digital funds and real-world asset tokens and merge saving, spending and investing activities. Overall, WisdomTree remains on track with exceptional momentum, the right strategy and a tremendous opportunity ahead in ETFs, models, advisors solutions, digital assets and blockchain-enabled finance.”

Update from Jarrett Lilien, WisdomTree COO and President

“Driven by over $12 billion of net inflows in 2022, WisdomTree exited the year with record assets under management. Our 16% pace of organic flow growth in 2022 was not only the best among our public asset manager peers, but it was the best year for flows since 2015. That momentum has continued into 2023 with over $1.5 billion of net inflows, putting WisdomTree in a position to achieve its tenth consecutive quarter of firm-wide net inflows. With products and solutions that are not only strong performers, but positioned very well against this market backdrop, we see ample opportunity in front of us and could not be more excited about what is to come in 2023.”

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021
Consolidated Operating Highlights ($ in billions):
AUM—end of period	$82.0	$70.9	$74.3	$79.4	$77.5
Net inflows	$5.3	$1.7	$3.9	$1.3	$1.9
Average AUM	$77.7	$74.7	$77.7	$77.8	$76.0
Average advisory fee	0.36%	0.38%	0.39%	0.40%	0.40%

Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$73.3	$72.4	$77.3	$78.4	$79.2
Net (loss)/income	$(28.3)	$81.2	$8.0	$(10.3)	$11.2
Diluted (loss)/earnings per share	$(0.20)	$0.50	$0.05	$(0.08)	$0.07
Operating income margin	16.0%	20.5%	20.5%	22.6%	28.5%
As Adjusted (Non-GAAP(1)):
Gross margin	76.9%	77.5%	79.2%	80.2%	80.5%
Net income, as adjusted	$7.0	$9.3	$11.3	$14.1	$15.7
Diluted earnings per share, as adjusted	$0.04	$0.06	$0.07	$0.09	$0.10
Operating income margin, as adjusted	16.0%	20.5%	23.1%	25.7%	28.5%

RECENT BUSINESS DEVELOPMENTS

Company News

•

In November 2022, our wholly-owned subsidiary, WisdomTree Securities, Inc. received membership approval as a broker-dealer from the Financial Industry Regulatory Authority (FINRA), enabling it to facilitate transactions in blockchain-enabled funds offered in the WisdomTree PrimeTM mobile application.

•

In December 2022, we were named a 2022 “Best Places to Work in Money Management” by Pensions & Investments for the third year in a row and the sixth year since the award was created; nine new digital funds became effective with the U.S. Securities and Exchange Commission (SEC), leading up to the planned broad public rollout of the WisdomTree Prime™ mobile application in the coming months; and we issued a 2022 year-end letter to stockholders from our Board of Directors, providing an update on WisdomTree’s strategy and strong financial results, employee and corporate governance initiatives, digital assets initiatives and continued engagement with stockholders.

Product News

•

In November 2022, we won “Most Innovative ETF of the Year” at the ETF Stream Awards 2022 in Europe for WisdomTree Recycling Decarbonisation UCITS ETF (WRCY); we won “ETF Launch of the Year” at the Funds Europe Awards 2022 for WisdomTree Carbon (CARB); and we updated the ESG disclosures for all European funds categorized as Article 8 and Article 9, to align with the incoming Sustainable Finance Disclosure Regulation (SFDR).

•

In December 2022, we launched the WisdomTree U.S. Quality Growth Fund (QGRW) on the NYSE; and we cross-listed the WisdomTree Recycling Decarbonisation UCITS ETF (WRCY), WisdomTree New Economy Real Estate UCITS ETF (WTRE), WisdomTree Blockchain UCITS ETF (WBLK) and WisdomTree BioRevolution UCITS ETF (WDNA) in Mexico on the Bolsa Mexicana.

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended							Years Ended
	Dec. 31, 2022	Sept. 30, 2022		June 30, 2022	Mar. 31, 2022		Dec. 31, 2021	Dec. 31, 2022	Dec. 31, 2021
Operating Revenues:
Advisory fees	$70,913	$70,616		$75,586	$76,517		$77,441	$293,632	$298,052
Other income	2,397	1,798		1,667	1,851		1,734	7,713	6,266

Total revenues	73,310	72,414		77,253	78,368		79,175	301,345	304,318

Operating Expenses:
Compensation and benefits	24,831	23,714		24,565	24,787		23,178	97,897	88,163
Fund management and administration	16,906	16,285		16,076	15,494		15,417	64,761	58,912
Marketing and advertising	4,240	3,145		3,894	4,023		4,565	15,302	14,090
Sales and business development	3,407	2,724		3,131	2,609		2,668	11,871	9,907
Contractual gold payments	4,107	4,105		4,446	4,450		4,262	17,108	17,096
Professional fees	2,666	2,367		4,308	4,459		2,099	13,800	7,616
Occupancy, communications and equipment	1,110	986		1,049	753		725	3,898	4,629
Depreciation and amortization	104	58		53	47		45	262	738
Third-party distribution fees	1,793	1,833		1,818	2,212		1,830	7,656	7,176
Other	2,427	2,324		2,109	1,845		1,823	8,705	6,933

Total operating expenses	61,591	57,541		61,449	60,679		56,612	241,260	215,260

Operating income	11,719	14,873		15,804	17,689		22,563	60,085	89,058
Other Income/(Expenses):
Interest expense	(3,736)	(3,734)		(3,733)	(3,732)		(3,740)	(14,935)	(12,332)
(Loss)/gain on revaluation of deferred consideration—gold payments	(35,423)	77,895		2,311	(17,018)		(3,048)	27,765	2,018
Interest income	945	811		770	794		864	3,320	2,009
Impairments	—	—		—	—		—	—	(16,156)
Other losses, net	(1,815)	(5,289)		(4,474)	(24,707)		(1,368)	(36,285)	(7,926)

(Loss)/income before income taxes	(28,310)	84,556		10,678	(26,974)		15,271	39,950	56,671
Income tax (benefit)/expense	(21)	3,327		2,673	(16,713)		4,084	(10,734)	6,874

Net (loss)/income	$(28,289)	$81,229		$8,005	$(10,261)		$11,187	$50,684	$49,797

(Loss)/earnings per share—basic	$(0.20)	$0.50	(2)	$0.05 (2)	$(0.08	)(2)	$0.07 (2)	$0.31 (2)	$0.31 (2)
(Loss)/earnings per share—diluted	$(0.20)	$0.50	(2)	$0.05	$(0.08	)(2)	$0.07	$0.31 (2)	$0.31
Weighted average common shares—basic	143,126	143,120		143,046	142,782		142,070	143,020	143,847
Weighted average common shares—diluted	143,126	158,953		158,976	142,782		159,826	158,914	161,263

As Adjusted (Non-GAAP(1))
Total operating expenses	$61,591	$57,541		$59,425	$58,244		$56,612
Operating income	$11,719	$14,873		$17,828	$20,124		$22,563
Income before income taxes	$8,615	$12,645		$14,498	$17,674		$19,968
Income tax expense	$1,588	$3,323		$3,241	$3,611		$4,232
Net income	$7,027	$9,322		$11,257	$14,063		$15,736
Earnings per share—diluted	$0.04	$0.06		$0.07	$0.09		$0.10

QUARTERLY HIGHLIGHTS

Operating Revenues

•

Operating revenues were essentially unchanged from the third quarter of 2022 and decreased 7.4% from the fourth quarter of 2021 as higher average AUM was offset by a decline in our average advisory fee.

•	Our average advisory fee was 0.36%, 0.38% and 0.40% during the fourth quarter of 2022, the third quarter of 2022 and the fourth quarter of 2021, respectively.

Operating Expenses

•

Operating expenses increased 7.0% from the third quarter of 2022 primarily due to higher incentive compensation, marketing expenses, sales and business development expenses and fund management and administration costs.

•

Operating expenses increased 8.8% from the fourth quarter of 2021 primarily due to higher incentive compensation and headcount, fund management and administration costs, sales and business development expenses, professional fees incurred in connection with our digital assets initiative and other expenses. These increases were partly offset by lower marketing expenses.

Other Income/(Expenses)

•	Interest expense was essentially unchanged from the third quarter of 2022 and the fourth quarter of 2021.

•

We recognized a non-cash loss on revaluation of deferred consideration of $35.4 million during the fourth quarter of 2022. The loss arose primarily from a decrease in the discount rate used to compute the present value of the annual payment obligations, as well as higher gold prices. The magnitude of any gain or loss recognized is highly correlated to changes in the discount rate and the magnitude of the change in the forward-looking price of gold.

•	Interest income was essentially unchanged from the third quarter of 2022 and fourth quarter of 2021.

•

Other net losses were $1.8 million for the fourth quarter of 2022 and included losses on our financial instruments owned and investments of $1.5 million. Gains and losses also generally arise from the sale of gold earned from management fees paid by our physically-backed gold exchange-traded products (“ETPs”), foreign exchange fluctuations and other miscellaneous items.

Income Taxes

•

Our income tax provision for the fourth quarter of 2022 was a benefit of $0.02 million. The effective tax rate differs from the federal statutory rate of 21% due to a non-deductible loss on revaluation of deferred consideration, partly offset by a reduction in the valuation allowance on foreign net operating losses.

•	Our adjusted effective income tax rate was 18.4%(1).

ANNUAL HIGHLIGHTS

•	Operating revenues were essentially unchanged from 2021.

•

Operating expenses increased 12.1% as compared to 2021 primarily due to higher incentive compensation and headcount, professional fees including $4.5 million incurred in response to an activist campaign and professional fees associated with our digital assets initiative, fund management and administration costs, sales and business development expenses, marketing expenses, third-party distribution fees and other expenses. These increases were partly offset by lower occupancy expenses and depreciation and amortization expenses.

•

Significant items reported in other income/(expense) in 2022 include: an increase in interest expense of 21.1% due to a higher level of debt outstanding; a non-cash gain on revaluation of deferred consideration of $27.8 million; an increase in interest income of 65.3% due to an increase in our financial instruments owned; a non-cash charge of $19.9 million upon the release of tax-related indemnification assets arising from a favorable resolution of certain tax audits as well as the expiration of the statute of limitations (an equal and offsetting benefit was recognized in income tax expense); and losses on our financial instruments owned and investments of $16.9 million. Gains and losses also generally arise from the sale of gold earned on management fees paid by our physically-backed gold ETPs, foreign exchange fluctuations and other miscellaneous items.

•

Our effective income tax rate for 2022 was negative 26.9%, resulting in an income tax benefit of $10.7 million. Our tax rate differs from the federal statutory rate of 21% primarily due to the reduction in unrecognized tax benefits associated with the release of the tax-related indemnification asset described above, a reduction in the valuation allowance on foreign net operating losses, a non-taxable gain on revaluation of deferred consideration and a lower tax rate on foreign earnings. These items were partly offset by an increase in the deferred tax asset valuation allowance on losses recognized on financial instruments owned.

CONFERENCE CALL DIAL-IN AND WEBCAST DETAILS

WisdomTree will discuss its results and operational highlights during a live webcast on Friday, February 3, 2023 at 11:00 a.m. ET, which can be accessed using the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=mwe6KVat. Participants also can dial in using the following numbers: (877) 407-9210 or (201) 689-8049. Click here to access the participant international toll-free access numbers. To avoid delays, we encourage participants to log in or dial into the conference call 10 minutes ahead of the scheduled start time. All earnings materials and the webcast can be accessed through WisdomTree’s investor relations website at https://ir.wisdomtree.com. A replay of the webcast will also be available shortly after the call.

ABOUT WISDOMTREE

WisdomTree is a global financial innovator, offering a well-diversified suite of exchange-traded products (ETPs), models and solutions. We empower investors to shape their future and support financial professionals to better serve their clients and grow their businesses. WisdomTree is leveraging the latest financial infrastructure to create products that provide access, transparency and an enhanced user experience. Building on our heritage of innovation, we are also developing next-generation digital products and structures, including digital funds and tokenized assets, as well as our blockchain-native digital wallet, WisdomTree Prime™.

WisdomTree currently has approximately $87.1 billion in assets under management globally.

For more information about WisdomTree and WisdomTree Prime™, visit: https://www.wisdomtree.com.

Please visit us on Twitter at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

(1)	See “Non-GAAP Financial Measurements.”
(2)	Earnings/(loss) per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method.

Contact Information:

Investor Relations	Media Relations
Jeremy Campbell	Jessica Zaloom
+1.646.522.2602	+1.917.267.3735
Jeremy.campbell@wisdomtree.com	jzaloom@wisdomtree.com

WisdomTree, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021
GLOBAL ETPs ($ in millions)
Beginning of period assets	$70,878	$74,302	$79,407	$77,479	$72,783
Inflows/(outflows)	5,264	1,747	3,852	1,319	1,902
Market appreciation/(depreciation)	5,844	(5,171)	(8,953)	609	2,809
Fund closures	—	—	(4)	—	(15)

End of period assets	$81,986	$70,878	$74,302	$79,407	$77,479

Average assets during the period	$77,654	$74,687	$77,744	$77,811	$75,990
Average advisory fee during the period	0.36%	0.38%	0.39%	0.40%	0.40%
Revenue days	92	92	91	90	92
Number of ETFs—end of the period	348	347	344	341	329

U.S. LISTED ETFs ($ in millions)
Beginning of period assets	$48,043	$47,255	$48,622	$48,210	$44,742
Inflows/(outflows)	4,232	3,812	4,278	2,250	1,865
Market appreciation/(depreciation)	3,700	(3,024)	(5,645)	(1,838)	1,618
Fund closures	—	—	—	—	(15)

End of period assets	$55,975	$48,043	$47,255	$48,622	$48,210

Average assets during the period	$53,659	$49,473	$48,275	$47,502	$46,942
Number of ETFs—end of the period	79	78	77	77	75

EUROPEAN LISTED ETPs ($ in millions)
Beginning of period assets	$22,835	$27,047	$30,785	$29,269	$28,041
Inflows/(outflows)	1,032	(2,065)	(426)	(931)	37
Market appreciation/(depreciation)	2,144	(2,147)	(3,308)	2,447	1,191
Fund closures	—	—	(4)	—	—

End of period assets	$26,011	$22,835	$27,047	$30,785	$29,269

Average assets during the period	$23,995	$25,214	$29,469	$30,309	$29,048
Number of ETPs—end of the period	269	269	267	264	254

PRODUCT CATEGORIES ($ in millions)

U.S. Equity
Beginning of period assets	$20,952	$21,058	$23,738	$23,860	$21,383
Inflows/(outflows)	1,022	1,239	306	779	783
Market appreciation/(depreciation)	2,140	(1,345)	(2,986)	(901)	1,694

End of period assets	$24,114	$20,952	$21,058	$23,738	$23,860

Average assets during the period	$23,496	$22,541	$22,368	$23,138	$22,962

Commodity & Currency
Beginning of period assets	$19,561	$23,624	$26,302	$24,598	$23,825
Inflows/(outflows)	796	(2,179)	(475)	(1,053)	(251)
Market appreciation/(depreciation)	1,731	(1,884)	(2,203)	2,757	1,024

End of period assets	$22,088	$19,561	$23,624	$26,302	$24,598

Average assets during the period	$20,346	$21,628	$25,767	$25,889	$24,421

Fixed Income
Beginning of period assets	$11,695	$9,192	$5,418	$4,356	$3,530
Inflows/(outflows)	3,392	2,627	4,038	1,242	838
Market appreciation/(depreciation)	186	(124)	(264)	(180)	(12)

End of period assets	$15,273	$11,695	$9,192	$5,418	$4,356

Average assets during the period	$13,962	$10,077	$7,426	$4,691	$4,119

	Three Months Ended
	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021
International Developed Market Equity
Beginning of period assets	$9,183	$9,968	$11,422	$11,894	$11,181
Inflows/(outflows)	40	(115)	79	97	440
Market appreciation/(depreciation)	972	(670)	(1,533)	(569)	273

End of period assets	$10,195	$9,183	$9,968	$11,422	$11,894

Average assets during the period	$10,000	$10,032	$10,695	$11,543	$11,524

Emerging Market Equity
Beginning of period assets	$7,495	$8,386	$9,991	$10,375	$10,666
(Outflows)/inflows	(53)	114	(223)	189	(3)
Market appreciation/(depreciation)	674	(1,005)	(1,382)	(573)	(288)

End of period assets	$8,116	$7,495	$8,386	$9,991	$10,375

Average assets during the period	$7,770	$8,329	$9,155	$10,116	$10,550

Leveraged & Inverse
Beginning of period assets	$1,523	$1,618	$1,856	$1,775	$1,663
Inflows/(outflows)	59	45	90	(2)	10
Market appreciation/(depreciation)	172	(140)	(328)	83	102

End of period assets	$1,754	$1,523	$1,618	$1,856	$1,775

Average assets during the period	$1,623	$1,589	$1,765	$1,830	$1,761

Alternatives
Beginning of period assets	$306	$305	$293	$261	$222
Inflows/(outflows)	12	16	34	29	56
Market (depreciation)/appreciation	(8)	(15)	(22)	3	(17)

End of period assets	$310	$306	$305	$293	$261

Average assets during the period	$305	$313	$299	$275	$229

Cryptocurrency
Beginning of period assets	$163	$151	$383	$357	$295
(Outflows)/inflows	(4)	—	3	37	28
Market (depreciation)/appreciation	(23)	12	(235)	(11)	34

End of period assets	$136	$163	$151	$383	$357

Average assets during the period	$152	$178	$265	$324	$406

Closed ETPs
Beginning of period assets	$—	$—	$4	$3	$18
Inflows/(outflows)	—	—	—	1	1
Market depreciation	—	—	—	—	(1)
Fund closures	—	—	(4)	—	(15)

End of period assets	$—	$—	$—	$4	$3

Average assets during the period	$—	$—	$4	$5	$18

Headcount	273	274	264	253	241

Note: Previously issued statistics may be restated due to fund closures and trade adjustments

Source: WisdomTree

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Dec. 31, 2022	Dec. 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$132,101	$140,709
Financial instruments owned, at fair value	126,239	127,166
Accounts receivable	30,549	31,864
Prepaid expenses	4,684	3,952
Other current assets	390	276

Total current assets	293,963	303,967
Fixed assets, net	544	557
Indemnification receivable	1,353	21,925
Securities held-to-maturity	259	308
Deferred tax assets, net	10,536	8,881
Investments	35,721	14,238
Right of use assets—operating leases	1,449	520
Goodwill	85,856	85,856
Intangible assets, net	603,567	601,247
Other noncurrent assets	571	361

Total assets	$1,033,819	$1,037,860

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Convertible notes—current	$174,197	$—
Compensation and benefits payable	36,521	32,782
Fund management and administration payable	24,121	20,661
Deferred consideration—gold payments	16,796	16,739
Income taxes payable	1,599	3,979
Operating lease liabilities	1,125	209
Accounts payable and other liabilities	9,077	9,297

Total current liabilities	263,436	83,667
Convertible notes—long term	147,019	318,624
Deferred consideration—gold payments	183,494	211,323
Operating lease liabilities	339	328
Other noncurrent liabilities	1,351	21,925

Total liabilities	595,639	635,867
Preferred stock—Series A Non-Voting Convertible, par value $0.01; 14.750 shares authorized, issued and outstanding	132,569	132,569

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 400,000 shares authorized:
Issued and outstanding: 146,517 and 145,107 at December 31, 2022 and December 31, 2021, respectively	1,465	1,451
Additional paid-in capital	291,847	289,736
Accumulated other comprehensive (loss)/income	(1,420)	682
Retained earnings/(accumulated deficit)	13,719	(22,445)

Total stockholders’ equity	305,611	269,424

Total liabilities and stockholders’ equity	$1,033,819	$1,037,860

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Years Ended
	Dec. 31, 2022	Dec. 31, 2021
Cash flows from operating activities:
Net income	$50,684	$49,797
Adjustments to reconcile net income to net cash provided by operating activities:
Advisory and license fees paid in gold, other precious metals and cryptocurrency	(57,290)	(74,970)
Contractual gold payments	17,108	17,096
Losses on financial instruments owned, at fair value	16,516	3,715
Stock-based compensation	10,385	9,998
Gain on revaluation of deferred consideration—gold payments	(27,765)	(2,018)
Amortization of issuance costs—convertible notes	2,592	2,187
Deferred income taxes	(1,296)	316
Amortization of right of use asset	963	1,950
Depreciation and amortization	262	738
Impairments	—	16,156
Gain on sale—Canadian ETF business, including remeasurement of contingent consideration	—	(787)
Other	386	(272)
Changes in operating assets and liabilities:
Accounts receivable	(720)	(3,506)
Prepaid expenses	(808)	(139)
Gold and other precious metals	41,847	57,417
Other assets	(309)	(394)
Intangibles—software development	(2,370)	—
Fund management and administration payable	3,723	1,348
Compensation and benefits payable	4,485	10,242
Income taxes payable	(2,308)	3,101
Operating lease liabilities	(965)	(15,560)
Accounts payable and other liabilities	(33)	(1,097)

Net cash provided by operating activities	55,087	75,318

Cash flows from investing activities:
Purchase of financial instruments owned, at fair value	(67,734)	(115,526)
Purchase of investments	(21,863)	(5,750)
Purchase of fixed assets	(220)	(293)
Proceeds from the sale of financial instruments owned, at fair value	52,115	19,441
Proceeds from the sale—Canadian ETF business, net, including receipt of contingent consideration	—	2,360
Proceeds from held-to-maturity securities maturing or called prior to maturity	45	136

Net cash used in investing activities	(37,657)	(99,632)

Cash flows from financing activities:
Dividends paid	(19,362)	(19,459)
Shares repurchased	(3,418)	(34,506)
Convertible notes issuance costs	—	(4,297)
Proceeds from the issuance of convertible notes	—	150,000
Proceeds from exercise of stock options	—	815

Net cash (used in)/provided by financing activities	(22,780)	92,553

Decrease in cash flow due to changes in foreign exchange rate	(3,258)	(955)

Net (decrease)/increase in cash and cash equivalents	(8,608)	67,284
Cash and cash equivalents—beginning of period	140,709	73,425

Cash and cash equivalents—end of period	$132,101	$140,709

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$12,500	$8,456

Cash paid for interest	$12,313	$9,898

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

Adjusted Operating Income, Operating Expenses, Income Before Income Taxes, Income Tax Expense, Net Income and Diluted Earnings per Share

We disclose adjusted operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measurements provides investors with a consistent way to analyze our performance. These non-GAAP financial measurements exclude the following:

Unrealized gains or losses on the revaluation of deferred consideration: Deferred consideration is an obligation we assumed in connection with the ETFS acquisition that is carried at fair value. This item represents the present value of an obligation to pay fixed ounces of gold into perpetuity and is measured using forward-looking gold prices. Changes in the forward-looking price of gold and changes in the discount rate used to compute the present value of the annual payment obligations may have a material impact on the carrying value of the deferred consideration and our reported financial results. We exclude this item when calculating our non-GAAP financial measurements as it is not core to our operating business. The item is not adjusted for income taxes as the obligation was assumed by a wholly-owned subsidiary of ours that is based in Jersey, a jurisdiction where we are subject to a zero percent tax rate.

Gains or losses on financial instruments owned: We account for our financial instruments owned as trading securities, which requires these instruments to be measured at fair value with gains and losses reported in net income. In the third quarter of 2021, we began excluding these items when calculating our non-GAAP financial measurements as these securities have become a more meaningful percentage of total assets and the gains and losses introduce volatility in earnings and are not core to our operating business.

Tax shortfalls and windfalls upon vesting and exercise of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting and exercise of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce volatility in earnings and are not core to our operating business.

Other items: Unrealized gains and losses recognized on our investments, changes in deferred tax asset valuation allowance and expenses incurred in response to an activist campaign are excluded when calculating our non-GAAP financial measurements.

Adjusted Effective Income Tax Rate

We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

Gross Margin and Gross Margin Percentage

We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues.

WISDOMTREE, INC. AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share:	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021
Net (loss)/income, as reported	$(28,289)	$81,229	$8,005	$(10,261)	$11,187
Add back/(deduct): Loss/(gain) on revaluation of deferred consideration	35,423	(77,895)	(2,311)	17,018	3,048
Add back: Losses on financial instruments owned, net of income taxes	669	4,778	3,165	3,893	1,501
Add back: Increase in deferred tax asset valuation allowance on financial instruments owned and investments	364	1,454	901	2,010	—
Deduct: Decrease in deferred tax asset valuation allowance on net operating losses of a European subsidiary	(1,609)	—	—	—	—
Add back/(deduct): Unrealized loss/(gain) recognized on our investments, net of income taxes	469	(248)	(55)	124	—
Add back/(deduct): Tax shortfalls/(windfalls) upon vesting and exercise of stock-based compensation awards	—	4	20	(565)	—
Add back: Expenses incurred in response to an activist campaign, net of income taxes	—	—	1,532	1,844	—

Adjusted net income	$7,027	$9,322	$11,257	$14,063	$15,736
Weighted average common shares—diluted	159,478	158,953	158,976	158,335	159,826

Adjusted earnings per share—diluted	$0.04	$0.06	$0.07	$0.09	$0.10

	Three Months Ended
Gross Margin and Gross Margin Percentage:	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021
Operating revenues	$73,310	$72,414	$77,253	$78,368	$79,175
Less: Fund management and administration	(16,906)	(16,285)	(16,076)	(15,494)	(15,417)

Gross margin	$56,404	$56,129	$61,177	$62,874	$63,758

Gross margin percentage	76.9%	77.5%	79.2%	80.2%	80.5%

	Three Months Ended
Adjusted Operating Income and Adjusted Operating Income Margin:	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021
Operating revenues	$73,310	$72,414	$77,253	$78,368	$79,175

Operating income	$11,719	$14,873	$15,804	$17,689	$22,563
Add back: Expenses incurred in response to an activist campaign	—	—	2,024	2,435	—

Adjusted operating income	$11,719	$14,873	$17,828	$20,124	$22,563

Adjusted operating income margin	16.0%	20.5%	23.1%	25.7%	28.5%

	Three Months Ended
Adjusted Total Operating Expenses:	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021
Total operating expenses	$61,591	$57,541	$61,449	$60,679	$56,612
Deduct: Expenses incurred in response to an activist campaign	—	—	(2,024)	(2,435)	—

Adjusted total operating expenses	$61,591	$57,541	$59,425	$58,244	$56,612

	Three Months Ended
Adjusted Income Before Income Taxes:	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021
(Loss)/income before income taxes	$(28,310)	$84,556	$10,678	$(26,974)	$15,271
Add back/(deduct): Loss/(gain) on revaluation of deferred consideration	35,423	(77,895)	(2,311)	17,018	3,048
Add back: Losses on financial instruments owned	883	6,311	4,180	5,142	1,649
Add back: Expenses incurred in response to an activist campaign	—	—	2,024	2,435	—
Add back/(deduct): Unrealized loss/(gain) recognized on investments	619	(327)	(73)	163	—
Add back: Loss recognized upon reduction of a tax-related indemnification asset	—	—	—	19,890	—

Adjusted income before income taxes	$8,615	$12,645	$14,498	$17,674	$19,968

	Three Months Ended
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021
Adjusted income before income taxes (above)	$8,615	$12,645	$14,498	$17,674	$19,968
Income tax (benefit)/expense	$(21)	$3,327	$2,673	$(16,713)	$4,084
Add back: Tax benefit arising from losses on financial instruments owned	214	1,533	1,015	1,249	148
Add back: Decrease in deferred tax asset valuation allowance on net operating losses of a European subsidiary	1,609	—	—	—	—
Deduct: Increase in deferred tax asset valuation allowance on financial instruments owned	(364)	(1,454)	(901)	(2,010)	—
Add back: Tax benefit arising from expenses incurred in response to an activist campaign	—	—	492	591	—
Add back/deduct: Tax benefit/(expense) on unrealized gains and losses on investments	150	(79)	(18)	39	—
(Deduct)/add back: Tax (shortfalls)/windfalls upon vesting and exercise of stock-based compensation awards	—	(4)	(20)	565	—
Add back: Tax benefit arising from reduction of a tax-related indemnification asset	—	—	—	19,890	—

Adjusted income tax expense	$1,588	$3,323	$3,241	$3,611	$4,232

Adjusted effective income tax rate	18.4%	26.3%	22.4%	20.4%	21.2%

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	the ultimate duration of the COVID-19 pandemic, or the war in Ukraine, and their short-term and long-term impact on our business and the global economy;

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	competition in our business;

•	whether we will experience future growth;

•	our ability to develop new products and services and their success;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully implement our strategy relating to digital assets and blockchain-enabled financial services, including WisdomTree Prime™, and achieve its objectives;

•	our ability to successfully operate and expand our business in non-U.S. markets; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	adverse market developments arising from the COVID-19 pandemic could negatively impact our assets under management, resulting in a decline in our revenues and other potential operational challenges;

•

declining prices of securities, gold and other precious metals and other commodities and changes in interest rates and general market conditions can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;

•

fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to a pandemic event such as COVID-19, or the war in Ukraine, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or, increase the cost of borrowing upon a refinancing;

•	competitive pressures could reduce revenues and profit margins;

•

we derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;

•

a significant portion of our AUM is held in products with exposure to U.S. and international developed markets and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;

•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;

•	over the last few years, we have expanded our business internationally. This expansion subjects us to increased operational, regulatory, financial and other risks;

•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline;

•

we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors; and

•	actions of activist stockholders against us have been costly and may be disruptive and cause uncertainty about the strategic direction of our business.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as amended, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.